EXHIBIT 1.01
CONFLICT MINERALS REPORT

Introduction
This Report has been prepared pursuant to Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2016.
This Report relates to the process undertaken for Axon Enterprise, Inc.'s ("Axon" or "the Company" or "we" or "our") products that were manufactured, or contracted to be manufactured, during calendar year 2016 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, or tungsten (collectively, the “conflict minerals”).
Tin, tungsten, tantalum and/or gold are necessary to the functionality of a variety of Axon's products, including, but not limited to TASER X26P®, TASER X26®, TASER X2®, TASER Pulse®, TASER Bolt®, TASER M26®, replacement cartridges, Axon Flex®, Axon Flex 2®, Axon Body®, Axon Body 2®, Axon docking stations, Axon Signal®, Axon Fleet®, TASER CAM®, and related accessories. Third-party products that the Company retails but that it does not manufacture or contract to manufacture are outside the scope of this report.
When this Report uses the term “conflict-free” to describe a smelter or refiner, it means that the applicable smelters and refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program, some of which we describe below under the heading "Design of Due Diligence Framework - Step 2: Identify and Assess Risk in the Supply Chain."

Company Overview
Axon is a developer and manufacturer of advanced conducted electrical weapons (“CEWs”) designed for use by law enforcement, military, corrections, and private security personnel, and by private individuals for personal defense. In addition, the Company has developed full technology solutions for the capture, storage and management of video/audio evidence as well as other tactical capabilities for use in law enforcement.

Conflict Mineral Policy
Axon supports and respects the protection of internationally proclaimed human rights for all, including the basic human rights of our employees and workers within our supply chain. Axon is committed to respect human rights and fair labor practices.
Coinciding with this commitment, Axon is concerned about human rights violations and labor abuses, which we understand are occurring in the Democratic Republic of the Congo and adjoining countries (the “DRC region”) as a result of the civil discord there. We understand that the armed groups responsible for the conflict in the DRC region may be directly or indirectly financed by the mining and trade in certain conflict minerals.
As a result of the concern around human rights violations, the U.S. Securities and Exchange Commission ("SEC") adopted final rules to implement reporting and disclosure requirements related to conflict minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC rules require public companies to disclose whether the products they manufacture or contract to manufacture contain conflict minerals that are “necessary to the functionality or production” of those products, and to conduct certain diligence and make certain disclosures regarding such minerals. Tin, tungsten, tantalum and gold are necessary to the functionality of a variety of Axon's products.
Using a documented reasonable process, we work diligently with our direct suppliers to determine the presence and origin of conflict minerals in our supply chain. Recognizing the complexity of this issue, Axon appreciates the need for broad collaboration

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with all of our suppliers in our supply chain throughout this process. In our commitment to conduct our business worldwide with respect for human rights, we:

•	expect our direct suppliers to source materials from suppliers and smelters who also source responsibly, including, but not limited to, from legitimate, conflict-free mines in the DRC region;

•
expect our direct suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to Axon; and

•	reserve the right to verify information received from our suppliers.
Based on the information learned through our due diligence efforts, we continue to evaluate and make changes to supplier base and hope to make aditional progress toward ensuring responsible mineral sourcing throughout our supply chain, and improved transparency for our investors and customers.
Axon's Conflict Mineral Program
The Company's continuous engagement and accountability is leading to better data that will allow management to make meaningful decisions with respect to the Company's supply chain. While the majority of conflict minerals contained in the materials supplied to the Company are sourced by our suppliers through smelters or refiners ("SORs") in countries that the Company has determined to be of lower risk of directly or indirectly financing or benefiting armed groups, the Company acknowledges that mineral supplies may still be sourced by our suppliers from SORs in Central Africa or who acquire product from sources in Central Africa or have other contacts in that region. The Company is determined to continue making efforts to understand whether the SORs its suppliers source from in Central Africa and elsewhere have been certified as conflict-free.
Axon hardware products contain one or more conflict minerals and are within the Rule’s scope. On the basis of our “reasonable country of origin inquiry” (“RCOI”) required by the Rule and described below, we cannot exclude the possibility that some of the conflict minerals contained in our hardware products may have originated in the DRC region. For that reason, we are submitting this Conflict Minerals Report (“CMR”), which describes the conflict minerals due diligence we have performed pursuant to the Rule.
This CMR, which includes sections titled Reasonable Country of Origin Inquiry, Design of Due Diligence Framework, Description of Due Diligence Measures Performed, and Future Due Diligence Measures, is designed to meet the reporting requirements of the Rule. It is publicly available on our investor relations website at www.investor.axon.com.
Reasonable Country of Origin Inquiry
The Company's RCOI corresponds to the first and second steps of the five-step OECD Guidance further described below, as that Guidance (including its Supplements) applies to each of the conflict minerals and to Axon as a “downstream company.” The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals, including the conflict minerals.
As a direct manufacturer, the Company does not directly source conflict minerals. We source products and components from direct suppliers, which source materials from their subtier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and conflict mineral smelters, refiners, and mines. Due to our extended supply chain, we rely on our direct suppliers to provide us with information concerning the sources and chains of custody of conflict minerals necessary to the functionality or production of our hardware products. The Company does not have complete information about the conflict minerals in its entire supply chain. For 2016, many direct suppliers identified smelters or refiners in their supply chain on a company-wide basis, division or product-line basis, without specifying the smelters or refiners that were relevant to products they supplied to Axon. Accordingly, the Company refers in this Conflict Minerals Report to smelters or refiners being "potentially" in our supply chain and as conflict minerals "potentially" supplied to Axon.

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The charts below highlight the progress of the Company's RCOI, including the number of identified direct suppliers that participated in the Company's conflict minerals campaigns versus those who did not, as well as the status of known SORs that have been certified as conflict-free versus those that have not received such certification:
RESPONSE RATE OF IDENTIFIED DIRECT SUPPLIERS
STATUS OF KNOWN SMELTERS OR REFINERS
For the 2016 reporting period, the Company identified 86 direct suppliers determined to be in-scope for regulatory purposes based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture criteria in Rule 13p-1) and the use of conflict minerals in materials supplied. Based on response rates received from direct suppliers, the Company identified 300 known SORs of conflict minerals contained in our products, and of those, 83% were certified as being conflict-free. The Company remains focused on its due diligence efforts in 2017 to work with our direct suppliers to verify the remaining SORs supplying conflict minerals contained in our products, and if that cannot be done, considering whether to remove them from our supply chain.

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The following table illustrates the status of known SORs of conflict minerals potentially in the Company's supply chain:

Status of known smelters or refiners	2016	% of Total
Certified conflict-free	250	83%
Not certified conflict-free	50	17
Total	300	100%

The table below illustrates the SORs that were certified as conflict-free, by type of conflict mineral, as a percentage of total known SORs:

Status of known smelters or refiners	2016	% of Total
Tantalum	102	40%
Gold	44	17
Tin	72	28
Tungsten	40	16
Total (a)	258	100%
(a) While most SORs in the Company's supply chain source only one of the conflict minerals, the Company identified eight known SORs that obtained certifications for two conflict minerals. This explains the discrepancy between the 250 SORs that were certified as conflict-free in the proceeding table versus the SORs certified by type of material above.
During the due diligence process, the Company identified 64 SORs with indications of DRC region sourcing. The following table illustrates the certification status of these SORs:

Status of known smelters or refiners in DRC Region	2016	% of Total
Certified conflict-free	63	98%
Not certified conflict-free	1	2
Total	64	100%

Design of Due Diligence Framework

Inherent Limitations on Due Diligence Measures: As a downstream purchaser of products which contain conflict minerals, the Company's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is "DRC conflict-free" if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC conflict-free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to SORs, with SORs smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since the Company does not have direct contractual relationships with SORs, it relies on our direct suppliers and the entire supply-chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. the Company directly seeks sourcing data on a periodic basis from its direct suppliers as well as certain SORs. The Company asks that the data cover the entire reporting year.
The good faith due diligence process that Axon undertook was designed in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the related Supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”). The OECD Guidance provides practical guidance to companies throughout the supply chain on a set of actions that can be taken to ensure responsible due diligence. Aligning with the OECD’s diligence framework, the steps that Axon implemented were as follows:

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Step 1: Establish Strong Corporate Management Systems

•
Assign accountability for the compliance efforts to a cross-functional team of legal, supply chain, engineering and finance personnel, that meet periodically throughout the year to develop a strategy for the annual conflict minerals campaign.

•
Employ a supply chain system of controls and transparency through the use of due diligence tools created by the Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI")'s Conflict-Free Sourcing Initiative ("CFSI"), which includes the Conflict Minerals Reporting Template ("CMRT"), a supply chain survey designed to identify the SORs that process the necessary conflict minerals contained in our products.

•
Feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

•	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.
Step 2: Identify and Assess Risk in the Supply Chain

•	Identify direct suppliers that supply products that may contain conflict minerals.

•	Conduct a RCOI, requesting direct suppliers to identify SORs and country of origin of the conflict minerals in products they supply to Axon.

•
Evaluate supplier responses for plausibility, consistency and missing data. Conduct additional supplier contacts to resolve questions with respect to the initial findings to determine whether the responses were reasonable and reliable.

•
For those supply chains with SORs that are known or thought to be sourcing from the DRC region, additional investigation was conducted to determine the source and chain of custody of covered metals. The Company relies on the following internationally accepted audit standards to determine which SORs are considered conflict-free: the CFSP, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification program.

•
If any SOR was not certified by these internationally-recognized methods, the Company attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes that it takes to track the chain of custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. The Company also performed Internet research to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. As many as three contact attempts were made to direct suppliers to gather information on mine country of origin and sourcing practices.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Work with our direct suppliers to verify all SORs, and attempt to ensure that any SORs that were not already certified as conflict-free would enroll in a third-party audit process.

•	Identify and consider, to the extent feasible, alternative suppliers for materials where the supplier is uncooperative towards our goal of responsibly sourcing conflict minerals.

•	Provide progress reports to our President and other senior management summarizing our risk mitigation efforts.
Step 4: Third-party Audit of Smelter’s/Refiner’s Due Diligence Processes

•
Based on information received through the CFSP or equivalent independent third-party audit programs, as well as a third-party review of publicly available information about identified SORs, Axon has documented the country of origin information of particular known SORs. The CFSP collects evidence from SORs demonstrating that responsible sourcing procedures and systems have been implemented. The CFSP works with complementary programs in Central Africa to validate conflict-free mine sites and trade routes. Regional traceability and other third-party programs work with non-governmental organizations, government programs, and the CFSP to improve procedures and systems when incidents occur, and they communicate relevant information to program participants as it becomes available. The Company believes that independent third-party audit programs provide a reasonable basis for companies to conclude that SORs have

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procedures and systems for determining if the SORs process conflict minerals that directly or indirectly finance or benefit armed groups.
Step 5: Report on Supply Chain Due Diligence

•	Publicly communicate our Conflict Minerals Sourcing Policy on our company website: www.investor.axon.com.

•	Publicly communicate the results of our annual Conflict Minerals program on our company website: www.investor.axon.com.
Description of Due Diligence Measures Performed
Below is a description of the measures the Company performed for the 2016 reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products that we had reason to believe may have originated from the DRC region and may not have come from recycled or scrap sources:

•
Conducted a supply-chain survey of suppliers that we identified as possibly supplying Axon with products that contain necessary conflict minerals using the CFSI's CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of SORs that process such minerals.

•	Received and retained responses to the supply-chain survey within an online database.

•	Performed as many as seven additional follow up supply chain inquiries for supplier non-responses.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared SORs identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the CFSP or other independent third-party audit program.

•	Provided progress reports to the President and other members of senior management to communicate the status and results of our conflict minerals program.
Future Due Diligence Measures
During the reporting period for the calendar year ending December 31, 2017, we are continuing to engage in the activities described above in "Design of Due Diligence Framework" and "Description of Due Diligence Measures Performed." In our efforts to attain a conflict-free supply chain for our products, we intend to continue to contact SORs identified in our supply chain survey process that have not yet received a "conflict-free" designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a "conflict-free" designation. Further the Company intends to advance its due diligence measures but also to mitigate and address certain risks by performing the following:

•	redistribute copies of our conflict minerals policy to direct suppliers;

•	emphasize to them our expectation that they respond fully and promptly to our information requests;

•	instruct them to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the DRC region; and

•	encourage them to direct all SORs in their supply chains to participate in the CFSP or a similar third-party audit program.

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Determination
Based on the information provided by the Company’s direct suppliers, and the Company's own due diligence efforts with known SORs through December 31, 2016, the Company believes that the SORs listed on Appendix A below may have been used to process the conflict minerals in Axon's products.
Based on these due diligence efforts, Axon does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether such conflict minerals in its products are from recycled or scrap sources. However, based on the information provided by the Company’s direct suppliers and SORs, as well as from the CFSI and other sources, the Company believes that the countries of origin of the conflict minerals contained in its products include the countries listed in Appendix B below, as well as recycled and scrap sources.
Of the 300 SORs of conflict minerals identified for calendar year 2016, 64 SORs were identified as sources of conflict minerals from the DRC region. Of these 64, 63 were determined CFSP-compliant, with one of the 64 not having obtained certification for the conflict minerals sourced. We do not yet have complete information about the conflict minerals in our supply chain.
Axon has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers or SORs to comply with the Company's conflict minerals standards, may affect the Company's future determinations under Rule 13p-1.

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Appendix A
* Denotes SORs which have received a "conflict-free" designation from an independent third party audit program.

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Advanced Chemical Company *	United States
Gold	Aida Chemical Industries Co., Ltd. *	Japan
Gold	Al Etihad Gold *	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	Uzbekistan
Gold	AngloGold Ashanti *	Brazil
Gold	Argor-Heraeus SA *	Switzerland
Gold	Asahi Pretec Corporation *	Japan
Gold	Asahi Refining Canada Limited *	Canada
Gold	Asahi Refining USA Inc. *	United States
Gold	Asaka Riken Co., Ltd. *	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners *	South Africa
Gold	Aurubis AG *	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines
Gold	Boliden AB *	Sweden
Gold	C. Hafner GmbH + Co. KG *	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation *	Canada
Gold	Cendres + Métaux SA *	Switzerland
Gold	Chimet S.p.A. *	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd. *	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd. *	China
Gold	DODUCO GmbH *	Germany
Gold	Dowa *	Japan
Gold	DSC (Do Sung Corporation) *	South Korea
Gold	Eco-System Recycling Co., Ltd. *	Japan
Gold	Elemetal Refining, LLC *	United States
Gold	Emirates Gold DMCC *	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Geib Refining Corporation *	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd *	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM *	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH *	Germany
Gold	Heraeus Metals Hong Kong Ltd *	China
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	China
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Istanbul Gold Refinery *	Turkey
Gold	Japan Mint *	Japan

Axon Enterprise, Inc. | 2016 Conflict Minerals Report | A- 1

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Jiangxi Copper Company Limited *	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russia
Gold	JSC Uralelectromed *	Russia
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazzinc *	Kazakhstan
Gold	Kennecott Utah Copper LLC *	United States
Gold	KGHM Polska Miedź Spółka Akcyjna *	Poland
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Korea Zinc Co., Ltd. *	South Korea
Gold	Kyrgyzaltyn JSC *	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc. *	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion *	United States
Gold	Matsuda Sangyo Co., Ltd. *	Japan
Gold	Metalor Technologies (Hong Kong) Ltd. *	China
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd *	China
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor USA Refining Corporation *	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	Mexico
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	MMTC-PAMP India Pvt., Ltd. *	India
Gold	Modeltech Sdn Bhd *	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant *	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	Turkey
Gold	Navoi Mining and Metallurgical Combinat *	Uzbekistan
Gold	Nihon Material Co., Ltd. *	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH *	Austria
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) *	Russia
Gold	OJSC Novosibirsk Refinery *	Russia
Gold	PAMP S.A. *	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Philippine Associated Smelting and Refining Corporation	Philippines
Gold	Prioksky Plant of Non-Ferrous Metals *	Russia
Gold	PT Aneka Tambang (Persero) Tbk *	Indonesia
Gold	PX Precinox SA *	Switzerland
Gold	Rand Refinery (Pty) Ltd. *	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation *	United States
Gold	Royal Canadian Mint *	Canada
Gold	SAAMP *	France
Gold	Sabin Metal Corp.	United States
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals *	South Korea

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	SAMWON METALS Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH *	Germany
Gold	Schone Edelmetaal B.V. *	Netherlands
Gold	SEMPSA Joyería Platería SA *	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	China
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	China
Gold	Singway Technology Co., Ltd. *	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	Russia
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	T.C.A S.p.A *	Italy
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	China
Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	Torecom *	South Korea
Gold	Umicore Brasil Ltda. *	Brazil
Gold	Umicore Precious Metals Thailand *	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining *	Belgium
Gold	United Precious Metal Refining, Inc. *	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi SA *	Switzerland
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	WIELAND Edelmetalle GmbH *	Germany
Gold	Yamamoto Precious Metal Co., Ltd. *	Japan
Gold	Yokohama Metal Co., Ltd. *	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	China
Tantalum	Conghua Tantalum and Niobium Smeltry *	China
Tantalum	D Block Metals, LLC *	United States
Tantalum	Duoluoshan *	China
Tantalum	Exotech Inc. *	United States
Tantalum	F&X Electro-Materials Ltd. *	China
Tantalum	FIR Metals & Resource Ltd. *	China
Tantalum	Global Advanced Metals Aizu *	Japan
Tantalum	Global Advanced Metals Boyertown *	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	China
Tantalum	H.C. Starck Co., Ltd. *	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH *	Germany
Tantalum	H.C. Starck Inc. *	United States
Tantalum	H.C. Starck Ltd. *	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG *	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH *	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	China
Tantalum	Hi-Temp Specialty Metals, Inc. *	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	China
Tantalum	Jiangxi Tuohong New Raw Material *	China

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited *	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	China
Tantalum	KEMET Blue Metals *	Mexico
Tantalum	Kemet Blue Powder *	United States
Tantalum	King-Tan Tantalum Industry Ltd. *	China
Tantalum	LSM Brasil S.A. *	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd. *	India
Tantalum	Mineração Taboca S.A. *	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	NPM Silmet AS *	Estonia
Tantalum	Power Resources Ltd. *	Macedonia
Tantalum	QuantumClean *	United States
Tantalum	Resind Indústria e Comércio Ltda. *	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	China
Tantalum	Solikamsk Magnesium Works OAO *	Russia
Tantalum	Taki Chemical Co., Ltd. *	Japan
Tantalum	Telex Metals *	United States
Tantalum	Tranzact, Inc. *	United States
Tantalum	Ulba Metallurgical Plant JSC *	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd. *	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd. *	China
Tin	Alpha *	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Brand IMLI *	Indonesia
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited *	China
Tin	China Tin Group Co., Ltd. *	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda. *	Brazil
Tin	CV Ayi Jaya *	Indonesia
Tin	CV Dua Sekawan *	Indonesia
Tin	CV Gita Pesona *	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai *	Indonesia
Tin	CV Tiga Sekawan *	Indonesia
Tin	CV United Smelting *	Indonesia
Tin	CV Venus Inti Perkasa *	Indonesia
Tin	Dowa *	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. *	Spain
Tin	EM Vinto *	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals *	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant *	China
Tin	Gejiu Jinye Mineral Company *	China
Tin	Gejiu Kai Meng Industry and Trade LLC *	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Axon Enterprise, Inc. | 2016 Conflict Minerals Report | A- 4

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	Guanyang Guida Nonferrous Metal Smelting Plant *	China
Tin	HuiChang Hill Tin Industry Co., Ltd. *	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	China
Tin	Magnu's Minerais Metais e Ligas Ltda. *	Brazil
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Melt Metais e Ligas S.A. *	Brazil
Tin	Metallic Resources, Inc. *	United States
Tin	Metallo-Chimique N.V. *	Belgium
Tin	Mineração Taboca S.A. *	Brazil
Tin	Minsur *	Peru
Tin	Mitsubishi Materials Corporation *	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	Philippines
Tin	Operaciones Metalurgical S.A. *	Bolivia
Tin	PT Aries Kencana Sejahtera *	Indonesia
Tin	PT Artha Cipta Langgeng *	Indonesia
Tin	PT ATD Makmur Mandiri Jaya *	Indonesia
Tin	PT Babel Inti Perkasa *	Indonesia
Tin	PT Bangka Prima Tin *	Indonesia
Tin	PT Bangka Tin Industry *	Indonesia
Tin	PT Belitung Industri Sejahtera *	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT Cipta Persada Mulia *	Indonesia
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Eunindo Usaha Mandiri *	Indonesia
Tin	PT Inti Stania Prima *	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining *	Indonesia
Tin	PT Kijang Jaya Mandiri *	Indonesia
Tin	PT Mitra Stania Prima *	Indonesia
Tin	PT O.M. Indonesia *	Indonesia
Tin	PT Panca Mega Persada *	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	PT Refined Bangka Tin *	Indonesia
Tin	PT Sariwiguna Binasentosa *	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Sukses Inti Makmur *	Indonesia
Tin	PT Sumber Jaya Indah *	Indonesia
Tin	PT TAMBANG TIMAH	Indonesia
Tin	PT Timah (Persero) Tbk Kundur *	Indonesia
Tin	PT Timah (Persero) Tbk Mentok *	Indonesia
Tin	PT Tinindo Inter Nusa *	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama *	Indonesia
Tin	PT WAHANA PERKIT JAYA *	Indonesia
Tin	Resind Indústria e Comércio Ltda. *	Brazil
Tin	Rui Da Hung *	Taiwan
Tin	Soft Metais Ltda. *	Brazil

Axon Enterprise, Inc. | 2016 Conflict Minerals Report | A- 5

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	Thaisarco *	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC *	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda. *	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd. *	China
Tin	Yunnan Tin Group (Holding) Company Limited *	China
Tungsten	A.L.M.T. Corp. *	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd. *	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp. *	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG *	Germany
Tungsten	H.C. Starck Tungsten GmbH *	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji *	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Hydrometallurg, JSC *	Russia
Tungsten	Japan New Metals Co., Ltd. *	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	China
Tungsten	Kennametal Fallon *	United States
Tungsten	Kennametal Huntsville *	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	China
Tungsten	Moliren Ltd *	Russia
Tungsten	Niagara Refining LLC *	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City *	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	Vietnam
Tungsten	Unecha Refractory Metals Plant *	Russia
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG *	Austria
Tungsten	Woltech Korea Co., Ltd. *	South Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	China
Tungsten	Xiamen Tungsten Co., Ltd. *	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	China

Axon Enterprise, Inc. | 2016 Conflict Minerals Report | A- 6

APPENDIX B

Angola *	Malaysia
Argentina	Mali
Armenia	Mexico
Australia	Mongolia
Austria	Morocco
Belarus	Mozambique
Belgium	Myanmar
Bermuda	Namibia
Bolivia	Netherlands
Brazil	New Zealand
Burundi *	Niger
Cambodia	Nigeria
Canada	Papua New Guinea
Central African Republic *	Peru
Chile	Philippines
China	Poland
Colombia	Portugal
Czech Republic	Republic of the Congo *
Democratic Republic of the Congo *	Russia
Djibouti	Rwanda *
Ecuador	Saudi Arabia
Egypt	Sierra Leone
Estonia	Singapore
Ethiopia	Slovakia
Finland	South Africa
France	South Korea
Germany	South Sudan *
Ghana	Spain
Guinea	Suriname
Guyana	Sweden
Hong Kong	Switzerland
Hungary	Taiwan
India	Tajikistan
Indonesia	Tanzania *
Ireland	Thailand
Israel	Turkey
Italy	Uganda *
Japan	United Arab Emirates
Jersey	United Kingdom
Kazakhstan	United States
Kenya	Uzbekistan
Kyrgyzstan	Vietnam
Laos	Zambia *
Luxembourg	Zimbabwe
Madagascar

* The DRC or Adjoining Countries

Axon Enterprise, Inc. | 2016 Conflict Minerals Report | B- 1